Exhibit 99.1

Tesoro Corporation Reports First Quarter 2012 Results

SAN ANTONIO - May 2, 2012 - Tesoro Corporation (NYSE:TSO) today reported first quarter 2012 net income of $56 million, or $0.39 per diluted share compared to net income of $107 million, or $0.74 per diluted share for the first quarter of 2011.

“We are pleased with our first quarter results, which reflect a solid operating performance and continued execution of our strategic plan,” said Greg Goff, President and CEO. “We completed nearly half of our planned turnaround activity for 2012 during the quarter; made significant progress on our high-return capital program; further strengthened our refining and marketing integration; and completed the first asset drop-down to Tesoro Logistics.”

For the first quarter, the Company recorded segment operating income of $187 million, compared to segment operating income of $305 million in the first quarter of 2011. The year-over-year decline in operating income was driven primarily by major turnaround activity in the California region.

The Tesoro Index of $10.10 per barrel (/bbl), for the first quarter, was down about fifty cents from a year ago. Lower year-over-year light product crack spreads in California negatively impacted the index in the quarter. West Coast benchmark diesel crack spreads were down 13% year-over-year while gasoline crack spreads lost 3%. Partially off-setting these detriments, however, were additional feedstock cost advantage in the mid-continent and Pacific Northwest, resulting in a gross margin of $12.15/bbl.

Driving the Company's positive margin performance relative to the Tesoro Index were advantaged crude oil discounts compared to benchmark grades of crude oil. Partially off-setting these benefits, however, were negative product yield impacts associated with the turnaround activity in the California region. On the West Coast, foreign heavy crude oil continued to price at a discount to domestic alternatives. In the mid-continent region, crude oil priced off of West Texas Intermediate (WTI) traded at a discount to Brent. Total throughput in the quarter was 529 thousand barrels per day (mbpd) or 80% utilization, driven by the turnaround activity which was completed in March. The Company expects throughput in the second quarter 2012 of about 580 mbpd, or 87% utilization, which includes the impact associated with the majority of the remaining 2012 turnaround plan.

Despite the lower throughput, direct manufacturing costs in the first quarter averaged $4.97/bbl, slightly below fourth quarter 2011.

Retail fuel sales volumes were up 7% year-over-year driven by the Company's recently acquired Albertson's Fuel Express retail stations and the addition of the Shell® wholesale supply contracts during the first quarter last year. Same store fuel sales during the quarter were down about 1% on a year-over-year basis. Retail fuel margins were down during the quarter both sequentially and year-over-year. This is typical in a rising price environment where street prices tend to lag increases in wholesale spot prices.

Corporate and unallocated costs, net of $2 million of corporate depreciation and excluding a $12 million non-cash stock-based compensation expense associated with stock appreciation rights, were $39 million in the first quarter.

Refining and Marketing Integration
During the first quarter 2012, Tesoro closed on the purchase of 49 Albertson's Fuel Express retail stations from SUPERVALU, Inc. (NYSE: SVU). These stations are located in Washington, Oregon, California, Nevada, Idaho, Utah and Wyoming with expected total fuel sales of about 5 mbpd.

During the month of April, Tesoro started taking possession of retail stations primarily in Southern California from Thrifty Oil Co., per the lease agreement announced in September 2011. Tesoro expects to take possession of the stations in a phased process, with approximately 175 stations scheduled to be transferred to Tesoro during the second and third quarters of 2012 and the balance of approximately 50 stations in 2014. The Thrifty retail network, which is under lease agreement with an initial term of ten years, is expected to provide total fuel sales of between 20 and 25 mbpd.

“These transactions add ratable and profitable supply outlets, further strengthening our refining and marketing integration,” said Goff.

Value-Driven Growth in Logistics
On April 2, 2012, Tesoro Corporation and Tesoro Logistics LP (NYSE:TLLP) announced that Tesoro Corporation contributed the Martinez Crude Oil Marine Terminal to Tesoro Logistics LP (“the Partnership”) for total consideration of $75 million, effective April 1, 2012.

“The contribution of the Martinez Crude Oil Marine Terminal marks Tesoro's first drop-down to the Partnership and demonstrates Tesoro's commitment to capturing the full value of our logistics assets. As the Partnership expands its portfolio and grows cash distributions to unitholders, significant value accrues to Tesoro through its 52% equity ownership,” said Goff.

The purchase price of $75 million included cash of $67.5 million and Tesoro Logistics equity valued at approximately $7.5 million. The cash consideration was financed with borrowings under Tesoro Logistics' revolving credit facility, which was expanded to an aggregate of $300 million, concurrent with the transaction.

Capital Spending and Liquidity
Capital spending for the first quarter was $139 million, including $37 million for the retail acquisition. Turnaround spending was $126 million. Expectations for full year 2012 capital and turnaround spending remain at $670 million and $300 million, respectively. The Company ended the first quarter with $710 million in cash on the balance sheet and remained undrawn with $819 million of availability on the Tesoro Corporation revolving credit facility. Tesoro Panama and Tesoro Logistics LP ended the quarter with $90 million and $50 million borrowed, respectively, on their separate credit facilities.

Public Invited to Listen to Analyst Conference Call
At 7:30 a.m. CDT tomorrow morning, Tesoro will broadcast, live, its conference call with analysts regarding first quarter 2012 results and other business matters.  Interested parties may listen to the live conference call over the Internet by logging on to http://www.tsocorp.com.

Tesoro Corporation, a Fortune 150 company, is an independent refiner and marketer of petroleum products. Tesoro, through its subsidiaries, operates seven refineries in the western United States with a combined capacity of approximately 665,000 barrels per day. Tesoro's retail-marketing system includes 1,215 branded retail stations, of which 425 are company operated under the Tesoro®, Shell® and USA Gasoline™ brands.

This earnings release contains certain statements that are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 concerning the timing and volumes around expected retail transactions and our expectations about capital spending. For more information concerning factors that could affect these statements see our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof."

Contact:
Investors:
Louie Rubiola, Director, Investor Relations, (210) 626-4355

Media:
Tesoro Media Relations, media@tsocorp.com, (210) 626-7702

TESORO CORPORATION
STATEMENTS OF CONSOLIDATED OPERATIONS
(Unaudited)
(In millions except per share amounts)

	Three Months Ended March 31,
	2012	2011
Revenues	$7,820	$6,526
Costs and Expenses:
Cost of sales	7,168	5,735
Operating expenses	347	371
Selling, general and administrative expenses	62	95
Depreciation and amortization expense	103	103
Loss on asset disposals and impairments	6	3
Operating Income	134	219
Interest, financing and other costs	(36)	(42)
Interest income and other	1	—
Earnings Before Income Taxes	99	177
Income tax expense	37	70
Net Earnings	62	107
Less net income attributable to noncontrolling interest	6	—
NET EARNINGS ATTRIBUTABLE TO TESORO CORPORATION	$56	$107

Net Earnings Per Share:
Basic	$0.40	$0.76
Diluted	$0.39	$0.74

Weighted Average Common Shares:
Basic	139.5	141.6
Diluted	141.8	144.0

TESORO CORPORATION
SELECTED OPERATING SEGMENT DATA
(Unaudited)
(In millions)

	Three Months Ended March 31,
	2012	2011
Operating Income (Loss)
Refining	$191	$303
Retail	(4)	2
Total Segment Operating Income	187	305
Corporate and unallocated costs	(53)	(86)
Operating Income	134	219
Interest, financing and other costs	(36)	(42)
Interest income and other	1	—
Earnings Before Income Taxes	$99	$177

Depreciation and Amortization Expense
Refining	$91	$91
Retail	10	9
Corporate	2	3
Depreciation and Amortization Expense	$103	$103

Capital Expenditures
Refining	$91	$38
Retail	8	3
Corporate	3	1
Capital Expenditures	$102	$42

BALANCE SHEET DATA
(Unaudited)
(Dollars in millions)

	March 31,	December 31,
	2012	2011
Cash and cash equivalents	$710	$900
Inventories (a)	$1,715	$1,763
Total Assets	$9,908	$9,892
Current maturities of debt	$391	$418
Long-Term Debt	$1,283	$1,283
Total Equity	$4,049	$3,978
Total Debt to Capitalization Ratio	29%	30%
________________________
(a) The total carrying value of our crude oil and refined product inventories was less than replacement cost by approximately $2.2 billion and $1.7 billion at March 31, 2012 and December 31, 2011, respectively.

TESORO CORPORATION
OPERATING DATA
(Unaudited)

	Three Months Ended March 31,
REFINING SEGMENT	2012	2011
Total Refining Segment
Throughput (thousand barrels (“bbls”) per day)
Heavy crude (b)	142	186
Light crude	358	338
Other feedstocks	29	37
Total Throughput	529	561

Yield (thousand bbls per day)
Gasoline and gasoline blendstocks	253	289
Jet fuel	83	79
Diesel fuel	105	126
Heavy fuel oils, residual products, internally produced fuel and other	114	100
Total Yield	555	594

Gross refining margin ($/throughput bbl) (c)	$12.15	$14.33
Manufacturing cost before depreciation and amortization expense ($/throughput bbl) (c)	$4.97	$5.22
Segment Operating Income ($ millions)
Gross refining margin (d)	$585	$724
Expenses
Manufacturing costs	239	264
Other operating expenses	52	56
Selling, general and administrative expenses	9	8
Depreciation and amortization expense (e)	91	91
Loss on asset disposal and impairments	3	2
Segment Operating Income	$191	$303

Refined Product Sales (thousand bbls per day) (f)
Gasoline and gasoline blendstocks	342	325
Jet fuel	94	86
Diesel fuel	131	130
Heavy fuel oils, residual products and other	90	74
Total Refined Product Sales	657	615

Refined Product Sales Margin ($/bbl) (f)
Average sales price	$127.11	$113.33
Average costs of sales	117.75	99.98
Refined Product Sales Margin	$9.36	$13.35

___________________________

(b)	We define heavy crude oil as crude oil with an American Petroleum Institute gravity of 24 degrees or less.

(c)
Management uses gross refining margin per barrel to evaluate performance and compare profitability to other companies in the industry. There are a variety of ways to calculate gross refining margin per barrel; different companies may calculate it in different ways. We calculate gross refining margin per barrel by dividing gross refining margin (revenues less costs of feedstocks, purchased refined products, transportation and distribution) by total refining throughput. Management uses manufacturing costs per barrel to evaluate the efficiency of refining operations. There are a variety of ways to calculate manufacturing costs per barrel; different companies may calculate it in different ways. We calculate manufacturing costs per barrel by dividing manufacturing costs by total refining throughput. Investors and analysts use these financial measures to help analyze and compare companies in the industry on the basis of operating performance. These financial measures should not be considered alternatives to segment operating income, revenues, costs of sales and operating expenses or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

(d)
Consolidated gross refining margin combines gross refining margin for each of our regions adjusted for other amounts not directly attributable to a specific region. Other amounts resulted in a decrease of $1 million and increase of $5 million for the three months ended March 31, 2012, and 2011, respectively, Gross refining margin includes the effect of intersegment sales to the retail segment at prices which approximate market. Gross refining margin approximates total refining throughput times gross refining margin per barrel.

(e)	Includes manufacturing depreciation and amortization expense per throughput barrel of approximately $1.80 and $1.72 for the three months ended March 31, 2012 and 2011, respectively.

(f)
Sources of total refined product sales include refined products manufactured at our refineries and refined products purchased from third parties. The total refined product sales margins include margins on sales of manufactured and purchased refined products.

TESORO CORPORATION
OPERATING DATA
(Unaudited)

	Three Months Ended March 31,
Refining By Region	2012	2011
California (Martinez and Los Angeles)
Throughput (thousand bbls per day) (g)
Heavy crude (b)	136	169
Light crude	36	56
Other feedstocks	17	23
Total Throughput	189	248

Yield (thousand bbls per day)
Gasoline and gasoline blendstocks	98	144
Jet fuel	20	22
Diesel fuel	36	61
Heavy fuel oils, residual products, internally produced fuel and other	50	44
Total Yield	204	271

Gross refining margin	$138	$372
Gross refining margin ($/throughput bbl) (c)	$7.98	$16.66
Manufacturing cost before depreciation and amortization expense ($/throughput bbl) (c)	$7.34	$6.68
Capital expenditures	$50	$16

Pacific Northwest (Alaska & Washington)
Throughput (thousand bbls per day)
Heavy crude (b)	2	1
Light crude	146	124
Other feedstocks	7	10
Total Throughput	155	135

Yield (thousand bbls per day)
Gasoline and gasoline blendstocks	69	63
Jet fuel	33	28
Diesel fuel	22	22
Heavy fuel oils, residual products, internally produced fuel and other	36	27
Total Yield	160	140

Gross refining margin	$183	$163
Gross refining margin ($/throughput bbl) (c)	$12.96	$13.39
Manufacturing cost before depreciation and amortization expense ($/throughput bbl) (c)	$3.83	$4.08
Capital expenditures	$16	$12
_______________________

(g)	We experienced reduced throughput due to a scheduled turnaround at our Martinez refinery during the 2012 first quarter.

TESORO CORPORATION
OPERATING DATA
(Unaudited)

	Three Months Ended March 31,
	2012	2011
Mid-Pacific (Hawaii)
Throughput (thousand bbls per day)
Heavy crude (b)	4	16
Light crude	63	53
Total Throughput	67	69

Yield (thousand bbls per day)
Gasoline and gasoline blendstocks	19	19
Jet fuel	18	18
Diesel fuel	13	13
Heavy fuel oils, residual products, internally produced fuel and other	19	20
Total Yield	69	70

Gross refining margin	$13	$(19)
Gross refining margin ($/throughput bbl) (c)	$2.07	$(3.05)
Manufacturing cost before depreciation and amortization expense ($/throughput bbl) (c)	$3.51	$4.69
Capital expenditures	$3	$1

Mid-Continent (North Dakota and Utah)
Throughput (thousand bbls per day)
Light crude	113	105
Other feedstocks	5	4
Total Throughput	118	109

Yield (thousand bbls per day)
Gasoline and gasoline blendstocks	67	63
Jet fuel	12	11
Diesel fuel	34	30
Heavy fuel oils, residual products, internally produced fuel and other	9	9
Total Yield	122	113

Gross refining margin	$252	$203
Gross refining margin ($/throughput bbl) (c)	$23.51	$20.77
Manufacturing cost before depreciation and amortization expense ($/throughput bbl) (c)	$3.47	$3.65
Capital expenditures	$22	$9

TESORO CORPORATION
OPERATING DATA
(Unaudited)

	Three Months Ended March 31,
Retail Segment	2012	2011
Number of Stations (end of period)
Company-operated	425	379
Branded jobber/dealer	790	805
Total Stations (h)	1,215	1,184

Average Stations (during period)
Company-operated	413	380
Branded jobber/dealer	794	719
Total Average Retail Stations (h)	1,207	1,099

Fuel Sales (millions of gallons)
Company-operated	195	177
Branded jobber/dealer	184	178
Total Fuel Sales	379	355

Fuel margin ($/gallon) (i)	$0.12	$0.14
Merchandise Sales ($ millions)	$48	$46
Merchandise Margin ($ millions)	$12	$12
Merchandise Margin %	25%	26%

Segment Operating Income (Loss) ($ millions)
Gross Margins
Fuel (i)	$47	$49
Merchandise and other non-fuel margin	19	18
Total Gross Margins	66	67
Expenses
Operating expenses	54	51
Selling, general and administrative expenses	4	4
Depreciation and amortization expense	10	9
Loss on asset disposals and impairments	2	1
Segment Operating Income (Loss)	$(4)	$2
___________________________

(h)	Reflects the acquisition of 49 stations from SUPERVALU, Inc. during the three months ended March 31, 2012.

(i)
Management uses fuel margin per gallon to compare profitability to other companies in the industry. There are a variety of ways to calculate fuel margin per gallon; different companies may calculate it in different ways. We calculate fuel margin per gallon by dividing fuel gross margin by fuel sales volumes. Investors and analysts use fuel margin per gallon to help analyze and compare companies in the industry on the basis of operating performance. This financial measure should not be considered an alternative to segment operating income and revenues or any other measure of financial performance presented in accordance with U.S. GAAP. Fuel margin and fuel margin per gallon include the effect of intersegment purchases from the refining segment at prices which approximate market.

TESORO CORPORATION
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited) (In millions)

	Three Months Ended March 31,
	2012	2011
Reconciliation of Net Earnings to EBITDA
Net earnings	$56	$107
Add: Income tax expense	37	70
Add: Interest and financing costs	36	43
Less: Interest income	(1)	—
Add: Depreciation and amortization expense	103	103
EBITDA (j)	$231	$323

Reconciliation of Cash Flows from (used in) Operating Activities to EBITDA
Net cash from (used in) operating activities	$(15)	$211
Add: Income tax expense	37	70
Add: Interest and financing costs	36	43
Add: Other credits	2	4
Less: Amortization of debt issuance costs and discounts	(3)	(6)
Less: Loss on asset disposals and impairments	(6)	(3)
Less: Stock-based compensation expense	(21)	(48)
Less: Deferred income taxes	(24)	(60)
Add: Changes in assets and liabilities	231	112
Less: Net income attributable to noncontrolling interest	(6)	—
EBITDA (j)	$231	$323
____________

(j)
EBITDA represents earnings before interest and financing costs, interest income, income taxes, and depreciation and amortization expense. We present EBITDA because we believe some investors and analysts use EBITDA to help analyze our cash flows including our ability to satisfy principal and interest obligations with respect to our indebtedness and use cash for other purposes, including capital expenditures. EBITDA is also used by some investors and analysts to analyze and compare companies on the basis of operating performance and by management for internal analysis and as a component of the fixed charge coverage financial covenant in our credit agreement. EBITDA should not be considered as an alternative to net earnings, earnings before income taxes, cash flows from operating activities or any other measure of financial performance presented in accordance with U.S. GAAP. EBITDA may not be comparable to similarly titled measures used by other entities.